UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) – April 12, 2016

CODORUS VALLEY BANCORP, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-15536	23-2428543
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Number)
incorporation)

105 Leader Heights Road P.O. Box 2887 York, Pennsylvania		17405-2887
(Address of principal executive offices)		(Zip code)

717-747-1519

(Registrant’s telephone number including area code)

N/A

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CODORUS VALLEY BANCORP, INC.

FORM 8-K

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 12, 2016, Codorus Valley Bancorp, Inc. (the “Corporation”) and PeoplesBank, a Codorus Valley Company (“PeoplesBank”), named Diane E. Baker, CPA, as Interim Treasurer of the Corporation and Interim Chief Financial Officer of the Bank. Ms. Baker was appointed to serve in such capacities while the Board of Directors evaluates candidates to fill those positions on a permanent basis.

A certified public accountant, Ms. Baker was appointed Senior Vice President and Chief Risk Officer of the Corporation in March 2016, having previously served as Enterprise Risk Management Officer from 2014 to March 2016, and Vice President and Internal Auditor of the Corporation and Bank from 2002 to 2014. She continues to serve as Senior Vice President and Chief Risk Officer of the Corporation.

Ms. Baker may, from time to time, be a party to certain loans with the Bank that were (or will be) made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Bank, and do not involve more than the normal risk of collectability or present other unfavorable features.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Codorus Valley Bancorp, Inc.
(Registrant)

Date: April 15, 2016	/s/ Larry J. Miller
Larry J. Miller
Chairman, President and Chief
Executive Officer
(Principal Executive Officer)